Exhibit 99.1

GASE Energy, Inc. Retains Ms. Larysa Prymenko as Chief Operating Officer of GASE

Ms. Prymenko’s Hiring Follows Mr. Khromaev’s Appointment as
The Head of Ukraine National Securities and Stock Market Commission

NEW YORK, NY and KIEV, UKRAINE- February 4, 2015 - GASE Energy, Inc. (OTCQB: GASE) (“GASE Energy” or the "Company") which controls over 160 square miles of producing, clean energy holdings through two local operating companies in Ukraine, today announced the resignation of the Company’s CEO, CFO and director, Mr. Timur Khromaev, and the hiring of Ms. Larysa Prymenko as the Company’s new CEO, CFO and member of the Board.

On January 29, 2015, Mr. Timur Khromaev resigned as Chief Executive Officer, Chief Financial Officer, Treasurer and a member of the board of directors of the Company. Mr. Khromaev’s resignation followed his move to Head of the Ukraine National Securities and Stock Market Commission on January 29, 2015. Consistent with Ukraine’s stock market regulations, Mr. Khromaev could not retain his position of CEO of any private or publically-traded entity. GASE Energy, Inc. is a US-traded company on OTC Markets under its ticker, GASE. Mr. Khromaev's resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

“It was a tough decision to leave the helm of GASE Energy at this stage in our development”, began Timur Khromaev, outgoing CEO of GASE Energy. “I firmly believe the Company and our shareholders are in excellent hands with Ms. Prymenko. Larysa has been an integral part of our development throughout the years, our financing and listing on OTC Markets in the United States. She has the operational and financial background to take the Company into and through its next development and growth phase.”

Effective January 30, 2015, Ms. Larisa Prymenko, was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, Treasurer and a member of the Company’s Board of Directors. Currently, there is no employment agreement or any other compensatory arrangements with Ms. Prymenko.

Ms. Prymenko, has been the Director of Corporation Finance Department of ARTA Securities since 2008. Between June 2003 and 2008, she was a Chief Analyst at ARTA Investment Partners. From February 2003 through June 2003, Ms. Prymenko was the Chief Analyst at the Corporate Finance Department of Misto Bank in Ukraine and was also the Chief Analyst of the Corporate Finance Department of TAS Investbank in Ukraine from August 2002 through February 2003. Ms. Prymenko also worked as the Chief Analyst of the Corporate Finance Department of NRB-Ukraine from February 2001 through August 2002. Prior to that, Ms. Prymenko was a senior financial economist at the International Capital Markets and International Debt Department under the Ministry of Finance of Ukraine for over three years. Ms. Prymenko received a Master's Degree in Finance from Kyiv National University of Trade and Economics in 1999 and a Specialist Degree in Physics from National Taras Shevchenko University, Kyiv in 1991.

“Our entire management team and staff at GASE Energy are very proud of Timur’s appointment to the Head of our National Securities and Stock Market Commission. This is truly a testament to the same management expertise and credentials he has exercised as our CEO since 2012,” Ms. Prymenko, newly-appointed CEO of GASE Energy commented. “As our staff, customers and shareholders know, the events in Ukraine have been challenging for us over the last year. We remain committed to our Company, our growth plans and the value we bring to current and future shareholders of GASE Energy. Expect us to bring our expansion plans to fruition this year and next as we continuously increase our natural gas output, bring on new customers and explore the additional domes we have identified in our territories.”

About GASE Energy, Inc.:

GASE Energy, Inc. is a producing, development stage company targeting the growing independent natural gas production industry of Ukraine, as Europe's second-largest country by land mass makes energy self-sufficiency from Russia a priority. With Ukraine natural gas priced over three times U.S. levels, the energy industry holds compelling economics as well. GASE Energy conducts business through its local operating subsidiaries NPK-KONTAKT and LISPROMGAZ.

Forward-looking Statements

This press release contains forward-looking statements about GASE Energy, Inc. and its subsidiaries. Forward looking statements are based upon the current plans, estimates and projections of the Company’s management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing resources; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in Ukraine, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in Ukraine, general economic conditions; geopolitical events and regulatory changes, availability of capital, the Company's ability to maintain its competitive position and dependence on key management. You should also consider the risk factors contained in the Company's Annual Reports on Form10-K and Quarterly Reports on Form10-Q. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statement.

CONTACT:

www.greateastenergy.com

John Mattio

+1 646 248-5515
ir@greateastenergy.com